Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 6, 2009, with respect to the consolidated financial statements and schedule of Transcend Services, Inc. and subsidiary included in the 2008 Annual Report of the Company on Form 10-K for the year ended December 31, 2008, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Atlanta, Georgia
July 30, 2009